                                                                           Ex4.2

                                                                       B&W Draft
                                                                        12/10/96



================================================================================



                                TRUST AGREEMENT


                                     among


                                  SIGNET BANK,
                                 as Depositor,

                        SIGNET STUDENT LOAN CORPORATION

                                      and

                      THE FIRST NATIONAL BANK OF CHICAGO,
                   not in its individual capacity but solely
                           as Eligible Lender Trustee



                          Dated as of [        ], 1996



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
                                   ARTICLE I

                            Definitions and Usage .........................    1


                                   ARTICLE II

                                  Organization


SECTION 2.01.  Name........................................................    1
SECTION 2.02.  Office......................................................    1
SECTION 2.03.  Purposes and Powers.........................................    1
SECTION 2.04.  Appointment of Eligible Lender Trustee......................    2
SECTION 2.05.  Initial Capital Contribution of
               Trust Estate................................................    2
SECTION 2.06.  Declaration of Trust........................................    3
SECTION 2.07.  Liability of the Company....................................    3
SECTION 2.08.  Title to Trust Property.....................................    4
SECTION 2.09.  Representations and Warranties of
               the Depositor...............................................    4
SECTION 2.10.  Federal Income Tax Allocations..............................    5
Section 2.11.  Maintenance of the Demand Note..............................    6

                                  ARTICLE III

                  Trust Certificates and Transfer of Interests

SECTION 3.01.  Initial Beneficial Ownership................................    6
SECTION 3.02.  The Trust Certificates......................................    6
SECTION 3.03.  Authentication of Trust Certificates........................    7
SECTION 3.04.  Registration of Transfer and Exchange
               of Trust Certificates.......................................    7
SECTION 3.05.  Mutilated, Destroyed, Lost or Stolen
               Trust Certificates..........................................    9
SECTION 3.06.  Persons Deemed Owners.......................................    9
SECTION 3.07.  Access to List of Certificateholders'
               Names and Addresses.........................................   10
SECTION 3.08.  Maintenance of Office or Agency.............................   10
SECTION 3.09.  Appointment of Certificate Paying Agent.....................   10
SECTION 3.10.  Disposition by Company......................................   11
SECTION 3.11.  Book-Entry Certificates.....................................   12
SECTION 3.12.  Notices to Clearing Agency..................................   13
SECTION 3.13.  Definitive Certificates.....................................   13

                                  ARTICLE IV

                      Actions by Eligible Lender Trustee

SECTION 4.01.  Prior Notice to Certificateholders
               with Respect to Certain Matters.............................  14
SECTION 4.02.  Action by Certificateholders with
               Respect to Certain Matters..................................  15
SECTION 4.03.  Action by Certificateholders with
               Respect to Bankruptcy.......................................  15
SECTION 4.04.  Restrictions on Certificateholders'
               Power.......................................................  15
SECTION 4.05.  Majority Control............................................  15

                                   ARTICLE V

                 Application of Trust Funds; Certain Duties

SECTION 5.01.  Application of Trust Funds..................................  16
SECTION 5.02.  Method of Payment...........................................  16
SECTION 5.03.  No Segregation of Moneys; No Interest.......................  17
SECTION 5.04.  Accounting and Reports to the Noteholders,
               Certificateholders, the Internal Revenue
               Service and Others .........................................  17
SECTION 5.05.  Signature on Returns;
               Tax Matters Partner.........................................  18
SECTION 5.06.  Check-The-Box Proposal......................................  18

                                   ARTICLE VI

                Authority and Duties of Eligible Lender Trustee

SECTION 6.01.  General Authority...........................................  18
SECTION 6.02.  General Duties..............................................  19
SECTION 6.03.  Action upon Instruction.....................................  20
SECTION 6.04.  No Duties Except as Specified in this Agreement, the Loan Sale Agreement, the Master Servicing
               Agreement, the Administration Agreement or in
               Instructions................................................  21
SECTION 6.05.  No Action Except Under Specified
               Documents or Instructions...................................  21
SECTION 6.06.  Restrictions................................................  22

                                  ARTICLE VII

                     Concerning the Eligible Lender Trustee

SECTION 7.01.  Acceptance of Trusts and Duties.............................  22
SECTION 7.02.  Furnishing of Documents.....................................  24

SECTION 7.03.  Representations and Warranties.............................   24
SECTION 7.04.  Reliance; Advice of Counsel................................   24
SECTION 7.05.  Not Acting in Individual Capacity..........................   25
SECTION 7.06.  Eligible Lender Trustee Not Liable
               for Trust Certificates or Student Loans....................   25
SECTION 7.07.  Eligible Lender Trustee May Own Trust
               Certificates and Notes.....................................   26

                                  ARTICLE VIII

                    Compensation of Eligible Lender Trustee

SECTION 8.01.  Eligible Lender Trustee's Fees
               and Expenses...............................................   26
SECTION 8.02.  Payments to the Eligible Lender Trustee....................   27

                                   ARTICLE IX

                         Termination of Trust Agreement

SECTION 9.01.  Termination of Trust Agreement.............................   27
SECTION 9.02.  Dissolution upon Bankruptcy of
               the Company................................................   28

                                   ARTICLE X

                     Successor Eligible Lender Trustees and
                      Additional Eligible Lender Trustees


SECTION 10.01.  Eligibility Requirements for Eligible
                Lender Trustee............................................   29
SECTION 10.02.  Resignation or Removal of Eligible
                Lender Trustee............................................   30
SECTION 10.03.  Successor Eligible Lender Trustee.........................   31
SECTION 10.04.  Merger or Consolidation of Eligible
                Lender Trustee............................................   31
SECTION 10.05.  Appointment of Co-Eligible Lender
                Trustee or Separate Eligible Lender
                Trustee...................................................   32

                                   ARTICLE XI

                                 Miscellaneous

SECTION 11.01.  Supplements and Amendments................................   34
SECTION 11.02.  No Legal Title to Trust Estate
                in Certificateholders.....................................   35
SECTION 11.03.  Limitations on Rights of Others...........................   35
SECTION 11.04.  Notices...................................................   36
SECTION 11.05.  Severability..............................................   36

SECTION 11.06.  Separate Counterparts.........................  36
SECTION 11.07.  Successors and Assigns........................  37
SECTION 11.08.  No Petition...................................  37
SECTION 11.09.  No Recourse...................................  37
SECTION 11.10.  Headings......................................  37
SECTION 11.11.  Governing Law.................................  37

 EXHIBIT A     Form of Trust Certificate
 EXHIBIT B     Form of Certificate Depository Agreement
 EXHIBIT C     Form of Certificate of Trust

          TRUST AGREEMENT dated as of [       ], 1996, among SIGNET BANK, a
Virginia banking corporation, as Depositor, SIGNET STUDENT LOAN CORPORATION, a Virginia corporation (the "Company") and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as Eligible Lender Trustee.

          The Depositor, the Company and the Eligible Lender Trustee hereby agree as follows:


                                   ARTICLE I

                             Definitions and Usage
                             ---------------------

          Capitalized terms used but not defined herein are defined in Appendix
A to the Administration Agreement, dated as of [       ], 1996, among the Signet
Student Loan Trust 1996-A, as Issuer, the Depositor, as Administrator, and The Bank of New York, as Indenture Trustee, which also contains rules as to construction and usage that shall be applicable herein.

                                   ARTICLE II

                                  Organization
                                  ------------

          SECTION 2.01.  Name.  The Trust created hereby shall be known as
                         ----
"Signet Student Loan Trust 1996-A", in which name the Eligible Lender Trustee may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

          SECTION 2.02.  Office.  The office of the Trust shall be in care of
                         ------
the Eligible Lender Trustee at its Corporate Trust Office or at such other address as the Eligible Lender Trustee may designate by written notice to the Certificateholders and the Depositor.

          SECTION 2.03.  Purposes and Powers.  The purpose of the Trust is to
                         -------------------
engage in the following activities:

          (i) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to sell the Notes and the Trust Certificates in one or more transactions;

         (ii) with the proceeds of the sale of the Notes and the Trust Certificates, to purchase the Initial Financed Student Loans, to fund the Pre-Funding Account and the Reserve Account, and to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Loan Sale Agreement;

        (iii) to acquire and hold any Additional Student Loans to be conveyed to the Trust subsequent to the Closing Date pursuant to the Loan Sale Agreement;

         (iv) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Certificateholders pursuant to the terms of the Master Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

          (v) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

         (vi) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

        (vii) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholders, the Noteholders and the others specified in Section 2(d) of the Administration Agreement.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

          SECTION 2.04.  Appointment of Eligible Lender Trustee.  The Depositor
                         --------------------------------------
hereby appoints the Eligible Lender Trustee as trustee of the Trust effective as of the date hereof, to have all of the rights, powers and duties set forth herein.

          SECTION 2.05.  Initial Capital Contribution of Trust Estate.  The
                         --------------------------------------------
Depositor hereby sells, assigns, transfers, conveys and sets over to the Eligible Lender Trustee, as of the date hereof, the sum of $1.00. The Eligible Lender Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Collection Account. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Eligible Lender Trustee, promptly reimburse the Eligible Lender

Trustee for any such expenses paid by the Eligible Lender Trustee.

          SECTION 2.06.  Declaration of Trust.  The Eligible Lender Trustee
                         --------------------
hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the other Basic Documents. It is the intention of the parties hereto that the Trust constitute a trust under the Business Trust Statute and that this Agreement constitute the governing instrument of such trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Financed Student Loans and other assets held by the Trust, the partners of the partnership being the Certificateholders (including the Depositor and the Company in its capacity as recipient of certain distributions from the Reserve Account), and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, if any, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Eligible Lender Trustee shall have all rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust. The Eligible Lender Trustee and the Delaware Trustee shall file the Certificate of Trust with the Secretary of State of the State of Delaware pursuant to (S) 3801 of the Business Trust Statute on or before the Closing Date.

          SECTION 2.07.  Liability of the Certificateholders.  (a) The Company
                         -----------------------------------
shall be liable directly to and will indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Trust Estate) to the extent that the Company would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Company were a general partner; provided, however, that the Company shall not be liable for any losses incurred
--------  -------
by a Certificateholder or a Certificate Owner in the capacity of an investor in the Certificates or a Noteholder or a Note Owner in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Company shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the Company under this paragraph shall be evidenced by the Trust Certificates described in Section 3.10, which shall be deemed to be a separate class of Trust Certificates from all other Trust Certificates issued by the Trust; provided that the rights and obligations evidenced by all
                     --------
Trust Certificates, regardless of class, except as provided in this Section, shall be identical.

          (b) No Certificateholder, other than to the extent set forth in paragraph (a), shall have any personal liability for any liability or obligation of the Trust.

          SECTION 2.08.  Title to Trust Property.  Legal title to the Trust
                         -----------------------
Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Eligible Lender Trustee, a co-trustee and/or a separate trustee, as the case may be; provided that legal title to the Financed Student Loans shall be vested at all times in the Eligible Lender Trustee on behalf of the Trust.

          SECTION 2.09.  Representations and Warranties of the Depositor.  The
                         -----------------------------------------------
Depositor hereby represents and warrants to the Eligible Lender Trustee that:

          (a) The Depositor is duly organized and validly existing as a banking corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

          (b) The Depositor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

          (c) The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full corporate power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust (or with the Eligible Lender Trustee on behalf of the Trust) and the Depositor has duly authorized such sale and assignment and deposit to the Trust (or to the Eligible Lender Trustee on behalf of the Trust) by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

          (d) This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC and subject to general principles of equity.

          (e) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or by-laws of the Depositor, or any material indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

          (f) There are no proceedings or investigations pending or, to the Depositor's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

          SECTION 2.10.  Federal Income Tax Allocations.  Net income of the
                         ------------------------------
Trust for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

          (a) among the Certificateholders as of the close of business on the last day of such month, in proportion to their ownership of principal amount of Trust Certificates on such date, an amount of net income up to the sum of (i) the Certificateholders' Interest Distribution Amount for the related Interest Payment Date, (ii) the portion of the Certificateholders' Interest LIBOR Carryover, if any, for the related Distribution Date allocable to such month, (iii) interest on the excess, if any, of the Certificateholders' Interest Distribution Amount for the preceding Interest Payment Date over the amount in respect of interest that is actually distributed to Certificateholders on such preceding Interest Payment Date, to the extent permitted by law, at the Certificate Rate for such month and (iv) the portion of the market discount on the Financed Student Loans accrued during such month that is allocable to the excess, if any, of the initial aggregate principal amount of the Trust Certificates over their initial aggregate issue price; and

          (b) to the Depositor and the Company in the proportion of 99% and 1%, respectively, to the extent of any remaining net income.

If the net income of the Trust for any month is insufficient for the allocations described in clause (a) above, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in clause (b) above. Net losses of the Trust, if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Depositor and the Company in the proportion of 99% and 1% respectively, to the extent the Depositor and the Company are reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the remaining Certificateholders as of the close of business on the last day of such month in proportion to their ownership of principal amount of Trust Certificates on such Record Date. The Depositor and the Company are authorized to modify the allocations in this paragraph if necessary or appropriate, in their sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Depositor and the Company or to the Certificateholders, or as otherwise required by the Code.

          SECTION 2.11.  Maintenance of the Demand Note.  To the fullest extent
                         ------------------------------
permitted by applicable law, the Company agrees that it shall not sell, convey, pledge, transfer or otherwise dispose of the Demand Note.

                                  ARTICLE III

                  Trust Certificates and Transfer of Interests
                  --------------------------------------------

          SECTION 3.01.  Initial Beneficial Ownership.  Upon the formation of
                         ----------------------------
the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficial owner of the Trust.

          SECTION 3.02.  The Trust Certificates.  The Trust Certificates shall
                         ----------------------
be issued in denominations of $1,000 or in integral multiples of $l,000 in excess thereof; provided, however, that the Trust Certificates issued to the
                --------  -------
Company pursuant to Section 3.10 may be issued in such denomination as to include any residual amount. The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Eligible Lender Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued by the Trust and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

          A Person shall become a Certificateholder, and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder, upon such Person's acceptance of a Trust Certificate duly registered in such Person's name pursuant to Section 3.04.

          SECTION 3.03.  Authentication of Trust Certificates.  Concurrently
                         ------------------------------------
with the sale of the Initial Financed Student Loans to the Trust pursuant to the Loan Sale Agreement, the Eligible Lender Trustee shall cause the Trust Certificates in an aggregate principal amount equal to the Initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further action by the Depositor, in authorized denominations. No Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Eligible Lender Trustee or First Chicago Trust Company of New York, as the Eligible Lender Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication. No further Trust Certificates shall be issued except pursuant to Section 3.04, 3.05 or 3.13 hereunder.

          SECTION 3.04.  Registration of Transfer and Exchange of Trust
                         ----------------------------------------------
Certificates.  The Certificate Registrar shall keep or cause to be kept, at the
------------
office or agency maintained pursuant to

Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Eligible Lender Trustee shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided. The Eligible Lender Trustee shall be the initial Certificate Registrar.

          Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08, the Eligible Lender Trustee shall execute, authenticate and deliver (or shall cause First Chicago Trust Company of New York as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Eligible Lender Trustee or any authenticating agent. At the option of a Certificateholder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

          Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Eligible Lender Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act. Each Trust Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Eligible Lender Trustee in accordance with its customary practice.

          No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Eligible Lender Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

          The preceding provisions of this Section 3.04 notwithstanding, the Eligible Lender Trustee shall not be required to make and the Certificate Registrar need not register transfers or exchanges of Trust Certificates for a period of 15 days preceding any Distribution Date with respect to the Trust Certificates.

          The Trust Certificates and any beneficial interest in such Trust Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA,
(b) a plan described in Section 4975(e)(1) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Trust Certificate or an interest therein, the Certificateholder thereof and Certificate Owner thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

          SECTION 3.05.  Mutilated, Destroyed, Lost or Stolen Trust
                         ------------------------------------------
Certificates.  If (a) any mutilated Trust Certificate shall be surrendered to
------------
the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (b) there shall be delivered to the Certificate Registrar and the Eligible Lender Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate shall have been acquired by a bona fide purchaser, the Eligible Lender Trustee on behalf of the Trust shall execute and the Eligible Lender Trustee, or First Chicago Trust Company of New York, as the Eligible Lender Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Eligible Lender Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

          SECTION 3.06.  Persons Deemed Owners.  Prior to due presentation of a
                         ---------------------
Trust Certificate for registration of transfer, the Eligible Lender Trustee, the Certificate Registrar and any agent of any thereof may treat the Person in whose name any Trust Certificate shall be registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and neither the Eligible Lender Trustee, the

Certificate Registrar nor any agent of any thereof shall be bound by any notice to the contrary.

          SECTION 3.07.  Access to List of Certificateholders' Names and
                         -----------------------------------------------
Addresses.  The Eligible Lender Trustee shall furnish or cause to be furnished
---------
to the Depositor, within 15 days after receipt by the Eligible Lender Trustee of a request therefor from the Depositor in writing, a list, in such form as the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Certificateholders evidencing not less than 25% of the Certificate Balance apply in writing to the Eligible Lender Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Eligible Lender Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Upon receipt of any such application, the Eligible Lender Trustee will promptly notify the Depositor by providing a copy of such application and a copy of the list of Certificateholders produced in response thereto. Each Certificateholder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Eligible Lender Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          SECTION 3.08.  Maintenance of Office or Agency.  The Eligible Lender
                         -------------------------------
Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Eligible Lender Trustee in respect of the Trust Certificates and the other Basic Documents may be served. The Eligible Lender Trustee initially designates One First National Plaza, Suite 0126, Chicago, Illinois 60610 as its principal Corporate Trust Office. The Eligible Lender Trustee's New York office and its authenticating agent's office are located at 14 Wall Street, New York, New York 10005, Attention: Corporate Trust Administration. The Eligible Lender Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

          SECTION 3.09.  Appointment of Certificate Paying Agent.  The
                         ----------------------------------------
Certificate Paying Agent shall make distributions to

Certificateholders from the amounts received from the Indenture Trustee out of the Trust Accounts pursuant to Section 5.01 and shall report the amounts of such distributions to the Eligible Lender Trustee. Any Certificate Paying Agent shall have the revocable power to receive such funds from the Indenture Trustee for the purpose of making the distributions referred to above. With respect to any Certificate Paying Agent other than Signet Trust Company or the Indenture Trustee, the Eligible Lender Trustee may revoke such power and remove the Certificate Paying Agent if the Eligible Lender Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent shall initially be Signet Trust Company, and any co-paying agent chosen by the Eligible Lender Trustee and acceptable to the Administrator and any such Certificate Paying Agent shall be permitted to resign as Certificate Paying Agent upon 30 days' written notice to the Eligible Lender Trustee. In the event that Signet Trust Company or the Indenture Trustee shall no longer be the Certificate Paying Agent, the Eligible Lender Trustee shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Eligible Lender Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Eligible Lender Trustee to execute and deliver to the Eligible Lender Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Eligible Lender Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Certificate Paying Agent shall return all unclaimed funds to the Eligible Lender Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Eligible Lender Trustee. The provisions of Sections 7.01, 7.03, 7.04, 7.05 and 8.01 shall apply to the Certificate Paying Agent, for so long as Signet Trust Company shall act as Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

          SECTION 3.10.  Disposition by Company.  On and after the Closing Date,
                         ----------------------
the Company shall retain beneficial and record ownership of Trust Certificates representing at least 1% of the Certificate Balance. Any attempted transfer of any Trust Certificate that would reduce such interest of the Company below 1% of the Certificate Balance shall be void. The Eligible Lender

Trustee shall cause any Trust Certificate issued to the Company on the Closing Date (and any Trust Certificate issued in exchange therefor) to contain a legend stating "THIS TRUST CERTIFICATE IS NONTRANSFERABLE EXCEPT IN ACCORDANCE WITH
SECTION 3.10 OF THE TRUST AGREEMENT".

          SECTION 3.11.  Book-Entry Certificates.  The Trust Certificates will
                         -----------------------
be issued in the form of a typewritten Trust Certificate or Trust Certificates representing Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust; provided,
                                                                      --------
however, that one Definitive Certificate (as defined below) may be issued to the
-------
Company pursuant to Section 3.10. Such Book-Entry Certificate or Book-Entry Certificates shall be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner (other than the Company) will receive a Definitive Certificate representing such Certificate Owner's interest in such Trust Certificate, except as provided in
Section 3.13. Unless and until definitive, fully registered Trust Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to Section 3.13:

          (i)  the provisions of this Section shall be in full force and effect;

         (ii) the Certificate Registrar and the Eligible Lender Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal of and interest on the Trust Certificates and the giving of instructions or directions hereunder) as the sole Certificateholder and shall have no obligation to the Certificate Owners;

        (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

         (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Certificates are issued pursuant to
     Section 3.13, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Trust Certificates to such Clearing Agency Participants; and

          (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders of Trust Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Trust Certificates and has delivered such instructions to the Eligible Lender Trustee.

          SECTION 3.12.  Notices to Clearing Agency.  Whenever a notice or other
                         --------------------------
communication to the Certificateholders is required under this Agreement at a time when Book-Entry Certificates have been issued and are outstanding and unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.13, the Eligible Lender Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency, and shall have no obligations to the Certificate Owners.

          SECTION 3.13.  Definitive Certificates.  If (i) the Administrator
                         -----------------------
advises the Eligible Lender Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Trust Certificates, and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Eligible Lender Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default or a Servicer Default, Certificate Owners representing beneficial interests aggregating at least a majority of the Certificate Balance advise the Clearing Agency (which shall then notify the Eligible Lender Trustee) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Certificate Owners, then the Eligible Lender Trustee shall cause the Clearing Agency to notify all Certificate Owners of the occurrence of any such event and of the availability of the Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Eligible Lender Trustee of the typewritten Trust Certificate or Trust Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Eligible Lender Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Eligible Lender Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the

Eligible Lender Trustee shall recognize the registered holders of the Definitive Certificates as Certificateholders. The Definitive Certificates shall, at the expense of the Depositor, be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Eligible Lender Trustee, as evidenced by its execution thereof.


                                   ARTICLE IV

                       Actions by Eligible Lender Trustee
                       ----------------------------------

          SECTION 4.01.  Prior Notice to Certificateholders with Respect to
                         --------------------------------------------------
Certain Matters.  With respect to the following matters, the Eligible Lender
---------------
Trustee shall not take action unless at least 30 days before the taking of such action, the Eligible Lender Trustee shall have notified the Certificateholders and the Rating Agencies in writing of the proposed action and the Certificateholders shall not have notified the Eligible Lender Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

          (a) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Financed Student Loans) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Financed Student Loans);

          (b) the election by the Trust to file an amendment to the Certificate of Trust;

          (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

          (d) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

          (e) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or in connection with a transaction permitted by Section 25 thereof or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders; or

          (f) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Paying Agent or Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Paying Agent or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

          SECTION 4.02.  Action by Certificateholders with Respect to Certain
                         ----------------------------------------------------
Matters.  The Eligible Lender Trustee shall not have the power, except upon the
-------
direction of the Certificateholders, to (a) remove the Administrator under the Administration Agreement pursuant to Section 12 thereof, (b) appoint a successor Administrator pursuant to Section 12 of the Administration Agreement, (c) remove the Master Servicer under the Master Servicing Agreement pursuant to Section
6.01 thereof or (d) except as expressly provided in the Basic Documents, sell the Financed Student Loans after the termination of the Indenture. The Eligible Lender Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Certificateholders.

          SECTION 4.03.  Action by Certificateholders with Respect to
                         --------------------------------------------
Bankruptcy.  The Eligible Lender Trustee shall not have the power to commence a
----------
voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders and the delivery to the Eligible Lender Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

          SECTION 4.04.  Restrictions on Certificateholders' Power.  The
                         -----------------------------------------
Certificateholders shall not direct the Eligible Lender Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Eligible Lender Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.03 nor shall the Eligible Lender Trustee be permitted to follow any such direction, if given.

          SECTION 4.05.  Majority Control.  Except as expressly provided herein,
                         ----------------
any action that may be taken by the Certificateholders under this Agreement may be taken by the Certificateholders of Trust Certificates evidencing not less than a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Certificateholders of Trust Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.



                                   ARTICLE V

                   Application of Trust Funds; Certain Duties
                   ------------------------------------------

          SECTION 5.01.  Application of Trust Funds.  (a)  On each Interest
                         --------------------------
Payment Date and Distribution Date, the Eligible Lender Trustee will, or will cause the Certificate Paying Agent to, distribute to Certificateholders, on a pro rata basis, amounts received from the Indenture Trustee for distribution to the Certificateholders pursuant to Sections 2(d), 2(e) and 2(f) of the Administration Agreement on such Interest Payment Date or Distribution Date.

          (b) On each Distribution Date, the Eligible Lender Trustee shall send to each Certificateholder the statement provided to the Eligible Lender Trustee by the Administrator pursuant to Section 2(g) of the Administration Agreement on such Distribution Date.

          (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Eligible Lender Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (and such authorization shall not prevent the Eligible Lender Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust to be remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Certificateholder), the Eligible Lender Trustee in its sole discretion may (but unless otherwise required by law shall not be obligated to) withhold such amounts in accordance with this paragraph (c). In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Eligible Lender Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Eligible Lender Trustee for any out-of-pocket expenses incurred.

          SECTION 5.02.  Method of Payment.  Subject to Section 9.01(c),
                         -----------------
distributions required to be made to Certificateholders on any Interest Payment Date or Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions signed by two authorized officers, if any, at least five Business Days prior to such Interest Payment Date or Distribution Date and such Certificateholder's Trust Certificates in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register; provided,
                                                                 --------
however, that, unless Definitive Certificates have been issued pursuant to
-------
Section 3.13, with respect to Trust Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Trust Certificate (whether on the Final Maturity Date or otherwise) will be payable only upon presentation and surrender of such Trust Certificate at the Corporate Trust Office of the Eligible Lender Trustee or such other location specified in writing to the Certificateholder thereof.

          SECTION 5.03.  No Segregation of Moneys; No Interest.  Subject to
                         -------------------------------------
Section 5.01, moneys received by the Eligible Lender Trustee hereunder need not be segregated in any manner except to the extent required by law or the Basic Documents and may be deposited under such general conditions as may be prescribed by law, and the Eligible Lender Trustee shall not be liable for any interest thereon.

          SECTION 5.04.  Accounting and Reports to the Noteholders,
                         ------------------------------------------
Certificateholders, the Internal Revenue Service and Others.  The Eligible
-----------------------------------------------------------
Lender Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) prepare and deliver to each Certificateholder (and to each Person who was a Certificateholder at any time during the applicable calendar year), as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each such Certificateholder to prepare its Federal and state income tax returns, (c) prepare and file such tax returns relating to the Trust (including a partnership information return, Internal Revenue Service Form 1065), and make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for Federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.01(c) with respect to income or distributions to Certificateholders. The Eligible Lender Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Financed Student Loans. The Eligible Lender Trustee shall not make the election provided under Section 754 of the Code.

          SECTION 5.05.  Signature on Returns; Tax Matters Partner.  (a)  The
                         -----------------------------------------
Company shall sign on behalf of the Trust the tax returns of the Trust.

          (b) The Company shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

          SECTION 5.06.  Check-The-Box Proposal.  If Treasury Regulations (S)
                         ----------------------
301.7701-1 through (S) 301.7701-3 are amended such that the Trust would not be classified as an association taxable as a corporation if the requirements of Sections 2.07(a), 3.10 and 9.02 hereof (collectively, the "Partnership Qualification Provisions") were no longer applicable and the Trust made any necessary elections to avoid classification as an association taxable as a corporation required by such regulations (such an amendment, a "Tax Characterization Amendment"), the Partnership Qualification Provisions shall no longer be applicable or part of this Agreement; provided, however, that the Partnership Qualification Provisions shall no longer be applicable or part of this Agreement only if the Eligible Lender Trustee first obtains an Opinion of Counsel stating that (i) a Tax Characterization Amendment has been adopted and
(ii) the deletion of the Partnership Qualification Provisions will not cause the Trust to be subject to an entity level tax for state or federal income tax purposes. To the extent the Tax Characterization Amendment requires the Trust to affirmatively elect to be treated as a partnership, the Depositor, the Certificateholders and the Eligible Lender Trustee at the discretion and expense of the Depositor, shall take all actions necessary under such regulations for the Trust to be treated as a partnership for federal income tax purposes.


                                   ARTICLE VI

                Authority and Duties of Eligible Lender Trustee
                -----------------------------------------------

          SECTION 6.01.  General Authority.  The Eligible Lender Trustee is
                         -----------------
authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Eligible Lender Trustee's execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Class
A-1 Notes in the aggregate principal amount of $[        ] and Class A-2 Notes
in the aggregate principal amount of $[         ].  The Eligible Lender Trustee
is also authorized and directed on behalf of the Trust (i) to acquire and hold legal title to the Financed Student Loans from the Depositor and (ii) to take all actions required pursuant to Section 3.02(c) of the Master Servicing Agreement, and otherwise follow the direction of and cooperate with the Master Servicer in submitting, pursuing and collecting any claims to and with the Department with respect to any Interest Subsidy Payments and Special Allowance Payments relating to the Financed Student Loans.

          In addition to the foregoing, the Eligible Lender Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Eligible Lender Trustee is further authorized from time to time to take such action as the Administrator directs or instructs with respect to the Basic Documents and is directed to take such action to the extent that the Administrator is expressly required pursuant to the Basic Documents to cause the Eligible Lender Trustee to act.

          SECTION 6.02.  General Duties.  It shall be the duty of the Eligible
                         --------------
Lender Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to and in accordance with the provisions of this Agreement and the other Basic Documents. Without limiting the foregoing, the Eligible Lender Trustee shall on behalf of the Trust file and prove any claim or claims that may exist on behalf of the Trust against the Depositor in connection with any claims paying procedure as part of an insolvency or a receivership proceeding involving the Depositor. Notwithstanding the foregoing, the Eligible Lender Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Eligible Lender Trustee hereunder or under any other Basic Document, and the

Eligible Lender Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Basic Documents, the Eligible Lender Trustee shall have no obligation to administer, service or collect the Financed Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Financed Student Loans.

          SECTION 6.03.  Action upon Instruction.  (a)  Subject to Article IV,
                         -----------------------
Section 7.01 and in accordance with the terms of the Basic Documents, the Certificateholders may by written instruction direct the Eligible Lender Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Certificateholders pursuant to Article IV.

          (b) The Eligible Lender Trustee shall not be required to take any action hereunder or under any other Basic Document if the Eligible Lender Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Eligible Lender Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

          (c) Whenever the Eligible Lender Trustee is unable to determine the appropriate course of action between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Eligible Lender Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction as to the course of action to be adopted, and to the extent the Eligible Lender Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Eligible Lender Trustee shall not be liable on account of such action to any Person. If the Eligible Lender Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

          (d) In the event that the Eligible Lender Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Eligible Lender Trustee or is silent or is incomplete as to the course of action that the Eligible Lender Trustee is required to take with respect to a particular set of facts, the Eligible Lender Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Eligible Lender Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Eligible Lender Trustee shall not be liable, on account of such action or inaction, to any Person. If the Eligible Lender Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

          SECTION 6.04.  No Duties Except as Specified in this Agreement, the
                         ----------------------------------------------------
Loan Sale Agreement, the Master Servicing Agreement, the Administration
-----------------------------------------------------------------------
Agreement or in Instructions.  The Eligible Lender Trustee shall not have any
----------------------------
duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Eligible Lender Trustee is a party, except as expressly provided by the terms of this Agreement, the Loan Sale Agreement, the Master Servicing Agreement, the Administration Agreement or in any document or written instruction received by the Eligible Lender Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Eligible Lender Trustee. The Eligible Lender Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Eligible Lender Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, The First National Bank of Chicago in its individual capacity or as the Eligible Lender Trustee that are not related to the ownership or the administration of the Trust Estate.

          SECTION 6.05.  No Action Except Under Specified Documents or
                         ---------------------------------------------
Instructions.  The Eligible Lender Trustee shall not manage, control, use, sell,
------------
service, dispose of or otherwise deal with any part of the Trust Estate except
(i) in accordance with the powers granted to and the authority conferred upon the Eligible Lender Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which it is a party and (iii) in accordance with any document or instruction delivered to the Eligible Lender Trustee pursuant to
Section 6.03.

          SECTION 6.06.  Restrictions.  The Eligible Lender Trustee shall not
                         ------------
take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of the Eligible Lender Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct the Eligible Lender Trustee to take action that would violate the provisions of this Section.


                                  ARTICLE VII

                     Concerning the Eligible Lender Trustee
                     --------------------------------------

          SECTION 7.01.  Acceptance of Trusts and Duties.  The Eligible Lender
                         -------------------------------
Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Eligible Lender Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents. The Eligible Lender Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct, bad faith or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Eligible Lender Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

          (a) the Eligible Lender Trustee shall not be liable for any error of judgment made by a responsible officer of the Eligible Lender Trustee;

          (b) the Eligible Lender Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Administrator or any Certificateholder;

          (c) no provision of this Agreement or any other Basic Document shall require the Eligible Lender Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Eligible Lender Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

          (d) under no circumstances shall the Eligible Lender Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

          (e) the Eligible Lender Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Eligible Lender Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

          (f) the Eligible Lender Trustee shall not be liable for the action or inaction, default or misconduct of the Administrator, the Seller, the Depositor, the Indenture Trustee or the Master Servicer under any of the other Basic Documents or otherwise and the Eligible Lender Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Master Servicer under the Master Servicing Agreement; and

          (g) the Eligible Lender Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Eligible Lender Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Eligible Lender Trustee therein or thereby. The right of the Eligible Lender Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Eligible Lender Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act.

          SECTION 7.02.  Furnishing of Documents.  The Eligible Lender Trustee
                         -----------------------
shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Eligible Lender Trustee under the Basic Documents.

          SECTION 7.03.  Representations and Warranties.  The Eligible Lender
                         ------------------------------
Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

          (a) It is a national banking association duly organized and validly existing in good standing under the laws of the United States. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

          (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or state law, governmental rule or regulation governing the banking or trust powers of the Eligible Lender Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

          (d) It is an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act, for purposes of holding legal title to the Financed Student Loans as contemplated by this Agreement and the other Basic Documents, has obtained a lender identification number with respect to the Trust from the Department and has in effect a Guarantee Agreement with each of the Guarantors with respect to the Financed Student Loans.

          SECTION 7.04.  Reliance; Advice of Counsel.  (a)  The Eligible Lender
                         ---------------------------
Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Eligible Lender Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Eligible Lender Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Eligible Lender Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Eligible Lender Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Eligible Lender Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Eligible Lender Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Eligible Lender Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

          SECTION 7.05.  Not Acting in Individual Capacity.  Except as provided
                         ---------------------------------
in this Article VII, in accepting the trusts hereby created, The First National Bank of Chicago acts solely as Eligible Lender Trustee hereunder and not in its individual capacity and all Persons having any claim against the Eligible Lender Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

          SECTION 7.06.  Eligible Lender Trustee Not Liable for Trust
                         --------------------------------------------
Certificates or Student Loans.  The recitals contained herein and in the Trust
-----------------------------
Certificates (other than the signature and countersignature of the Eligible Lender Trustee on the Trust Certificates and its representations and warranties in Section

7.03) shall be taken as the statements of the Depositor, and the Eligible Lender Trustee assumes no responsibility for the correctness thereof. The Eligible Lender Trustee makes no representations as to the validity or sufficiency of this Agreement, the Trust Certificates or any other Basic Document (other than the signature and countersignature of the Eligible Lender Trustee on the Trust Certificates) or the Notes, or of any Financed Student Loan or related documents. The Eligible Lender Trustee shall at no time have any responsibility (or liability except for willfully, negligently or in bad faith terminating or allowing to be terminated any of the Guarantee Agreements, in a case where the Eligible Lender Trustee knows of any facts or circumstances which will or could reasonably be expected to result in any such termination) for or with respect to the legality, validity, enforceability and eligibility for Guarantee Payments, Interest Subsidy Payments or Special Allowance Payments, as applicable, of any Financed Student Loan, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including: the existence and contents of any computer or other record of any Financed Student Loan; the validity of the assignment of any Financed Student Loan to the Trust; the completeness of any Financed Student Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Financed Student Loan; the compliance by the Depositor or the Master Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, the Indenture Trustee or the Master Servicer or any Subservicer taken in the name of the Eligible Lender Trustee.

          SECTION 7.07.  Eligible Lender Trustee May Own Trust Certificates and
                         ------------------------------------------------------
Notes.  The Eligible Lender Trustee in its individual or any other capacity may
-----
become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee, the Master Servicer and any Subservicer in banking transactions with the same rights as it would have if it were not Eligible Lender Trustee.

                                 ARTICLE VIII

                    Compensation of Eligible Lender Trustee
                    ---------------------------------------

          SECTION 8.01.  Eligible Lender Trustee's Fees and Expenses.  The
                         -------------------------------------------
Eligible Lender Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Eligible Lender Trustee, and the Eligible Lender Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Eligible Lender Trustee may employ in connection with the exercise and performance of its rights and duties hereunder. The Eligible Lender Trustee shall have no recourse to the Issuer for its fees and expenses hereunder.

          SECTION 8.02.  Payments to the Eligible Lender Trustee.  Any amounts
                         ---------------------------------------
paid to the Eligible Lender Trustee pursuant to Section 8.01 hereof or pursuant to Section 4.03 of the Loan Sale Agreement or pursuant to Section 24 of the Administration Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.


                                   ARTICLE IX

                         Termination of Trust Agreement
                         ------------------------------

          SECTION 9.01.  Termination of Trust Agreement.  (a)  This Agreement
                         ------------------------------
(other than Article VIII) shall terminate and be of no further force or effect and the Trust shall dissolve upon the earlier of (i) the final distribution by the Eligible Lender Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Master Servicing Agreement and Article V, (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof, and
(iii) the time provided in Section 9.02. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than the Company as described in Section 9.02, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

          (b) Except as provided in Section 9.01(a), neither the Depositor, the Company nor any Certificateholder shall be entitled to revoke or terminate the Trust.

          (c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Trust Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Eligible Lender Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Administrator given pursuant to
Section 2(b)(vii) of the Administration Agreement, stating (i) the Distribution Date upon which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Certificate Paying Agent therein specified. The Eligible Lender Trustee shall give such notice to the Certificate Registrar (if other than the Eligible Lender Trustee) and the Certificate Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to Section 5.01.

          In the event that all the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Eligible Lender Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Eligible Lender Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies and no later than five years after the first such notice shall be distributed by the Eligible Lender Trustee to the Depositor. Thereafter, Certificateholders shall look solely to the Depositor as general unsecured creditors for payment.

          (d) Upon the winding up of the Trust and after satisfaction of all obligations of the Trust, the Eligible Lender Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State of the State of Delaware in accordance with the provisions of Section 3810 of the Business Trust Statute and the Trust shall terminate.

          SECTION 9.02.  Dissolution upon Bankruptcy of the Company.  In the
                         ------------------------------------------
event that an Insolvency Event shall occur with respect to the Company, this Agreement shall be terminated in accordance with Section 9.01 and the Trust shall dissolve 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Eligible Lender Trustee shall have received written instructions from (a) Certificateholders (other than the Company) representing more than 50% of the Certificate Balance (not including the principal amount of Trust Certificates held by the Company), (b) Noteholders of Class A-1 Notes representing more than 50% of the Outstanding Amount of the Class A-1 Notes and (c) Noteholders of Class A-2 Notes representing more than 50% of the Outstanding Amount of the Class A-2 Notes, to the effect that each such party disapproves of the liquidation of the Financed Student Loans and termination of the Trust, in which event the Trust shall continue in accordance with the Basic Documents. Promptly after the occurrence of any Insolvency Event with respect to the Company, (i) the Company shall give the Indenture Trustee, the Eligible Lender Trustee and the Rating Agencies written notice of such Insolvency Event, (ii) the Eligible Lender Trustee shall, upon the receipt of such written notice from the Company, give prompt written notice to the Certificateholders and the Indenture Trustee, of the occurrence of such event and (iii) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Eligible Lender Trustee or the Company, give prompt written notice to the Noteholders of the occurrence of such event; provided,
                                                                   --------
however, that any failure to give a notice required by this sentence shall not
-------
prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.02. Upon a termination pursuant to this Section, the Eligible Lender Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Master Servicing Agreement and the Administration Agreement.

                                   ARTICLE X

                    Successor Eligible Lender Trustees and
                    --------------------------------------
                      Additional Eligible Lender Trustees
                      -----------------------------------

          SECTION 10.01.  Eligibility Requirements for Eligible Lender Trustee.
                          ----------------------------------------------------
The Eligible Lender Trustee shall at all times be a corporation or association
(i) qualifying as an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act for purposes of holding legal title to the Financed Student Loans, with a valid lender identification number with respect to the Trust from the Department; (ii) being authorized to exercise corporate trust powers and hold legal title to the Financed Student Loans; (iii) having in effect Guarantee Agreements with each of the Guarantors; (iv) having a combined capital and surplus of at least $50,000,000 and being subject to supervision or examination by Federal or state authorities; and (v) having (or having a parent which has) a rating of at least Baa3 by Moody's and BBB- by Fitch, if rated by Fitch. If the Eligible Lender Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of the Eligible Lender Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Eligible Lender Trustee shall cease to be eligible in accordance with the provisions of this Section, the Eligible Lender Trustee shall resign immediately in the manner and with the effect specified in Section 10.02. In addition, at all times the Trustee or a co-trustee shall be a Person that satisfies the requirements of Section 3807(a) of the Business Trust Statute (the "Delaware Trustee").

          SECTION 10.02.  Resignation or Removal of Eligible Lender Trustee.
                          -------------------------------------------------
The Eligible Lender Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Eligible Lender Trustee meeting the eligibility requirements of Section 10.01 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Eligible Lender Trustee and one copy to the successor Eligible Lender Trustee. If no successor Eligible Lender Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Eligible Lender Trustee may petition any court of competent jurisdiction for the appointment of a successor Eligible Lender Trustee; provided, however, that such
                                                    --------  -------
right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Eligible Lender Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

          If at any time the Eligible Lender Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Eligible Lender Trustee shall be legally unable to act, or an Insolvency Event with respect to the Eligible Lender Trustee shall have occurred and be continuing, then the Administrator may remove the Eligible Lender Trustee. If the Administrator shall remove the Eligible Lender Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Eligible Lender Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Eligible Lender Trustee so removed and one copy to the successor Eligible Lender Trustee and payment of all fees owed to the outgoing Eligible Lender Trustee.

          Any resignation or removal of the Eligible Lender Trustee and appointment of a successor Eligible Lender Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Eligible Lender Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Eligible Lender Trustee. The Administrator shall provide notice of such resignation or removal of the Eligible Lender Trustee and to each of the Rating Agencies.

          SECTION 10.03.  Successor Eligible Lender Trustee.  Any successor
                          ---------------------------------
Eligible Lender Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Eligible Lender Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Eligible Lender Trustee shall become effective and such successor Eligible Lender Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Eligible Lender Trustee. The predecessor Eligible Lender Trustee shall upon payment of its fees and expenses deliver to the successor Eligible Lender Trustee all documents, statements, moneys and properties held by it under this Agreement and shall assign, if permissible, to the successor Eligible Lender Trustee the lender identification number obtained from the Department on behalf of the Trust; and the Administrator and the predecessor Eligible Lender Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Eligible Lender Trustee all such rights, powers, duties and obligations.

          No successor Eligible Lender Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Eligible Lender Trustee shall be eligible pursuant to Section 10.01.

          Upon acceptance of appointment by a successor Eligible Lender Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Eligible Lender Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Eligible Lender Trustee, the successor Eligible Lender Trustee shall cause such notice to be mailed at the expense of the Administrator.

          SECTION 10.04.  Merger or Consolidation of Eligible Lender Trustee.
                          --------------------------------------------------
Any corporation into which the Eligible Lender Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Eligible Lender Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Eligible Lender Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Eligible Lender Trustee hereunder; provided that such
                                                    --------
corporation shall be eligible pursuant to Section 10.01; provided further that
                                                         ----------------
the Eligible Lender Trustee shall mail notice of such merger or consolidation to the Rating Agencies not less than 10 Business Days prior to the closing date of such merger or consolidation.

          SECTION 10.05.  Appointment of Co-Eligible Lender Trustee or Separate
                          -----------------------------------------------------
Eligible Lender Trustee.  Notwithstanding any other provisions of this
-----------------------
Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Administrator and the Eligible Lender Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Eligible Lender Trustee, which, except in the case of any Delaware Trustee, shall meet the eligibility requirements of clauses (i) through (iii) of Section 10.01, to act as co-trustee, jointly with the Eligible Lender Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust

Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Eligible Lender Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Eligible Lender Trustee alone shall have the power to make such appointment. Pursuant to
the Co-Trustee Agreement, dated as of [       ], 1996, between The First
National Bank of Chicago and ____________, the Eligible Lender Trustee shall appoint _____________ as a co-trustee hereunder for the purpose of his acting as Delaware Trustee and such agreement is hereby incorporated herein by reference. The Delaware Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the sole purpose of satisfying the requirement of Section 3807 of the Business Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto and the Certificateholders that the Delaware Trustee shall have none of the duties or liabilities of the Eligible Lender Trustee. The duties of the Delaware Trustee shall be limited to (a) accepting legal process served on the Trust in the State of Delaware and (b) the execution of any certificates required to be filed with the Delaware Secretary of State which the Delaware Trustee is required to execute under Section 3811 of the Business Trust Statute. To the extent that, at law or in equity, the Delaware Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Certificateholders, it is hereby understood and agreed by the other parties hereto and the Certificateholders that such duties and liabilities are replaced by the duties and liabilities of the Delaware Trustee expressly set forth in this Agreement. If the Delaware Trustee shall die, become incapable of acting, resign or be removed, unless the Eligible Lender Trustee is qualified to act as Delaware Trustee, a successor co-trustee shall promptly be appointed in the manner specified in this Section 10.05 to act as Delaware Trustee. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to clauses (iv) and (v) of
Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

          Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties, and obligations conferred or imposed upon the Eligible Lender Trustee shall be conferred upon and exercised or performed by the Eligible Lender Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Eligible Lender Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Eligible Lender Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Eligible Lender Trustee;

         (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

        (iii) the Administrator and the Eligible Lender Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Eligible Lender Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Eligible Lender Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Eligible Lender Trustee. Each such instrument shall be filed with the Eligible Lender Trustee and a copy thereof given to the Administrator.

          Any separate trustee or co-trustee may at any time appoint the Eligible Lender Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Eligible Lender Trustee, to the extent permitted by law, without the appointment of a new or successor trustee, except as otherwise provided in this Section 10.05 in regard to the Delaware Trustee.

                                   ARTICLE XI

                                 Miscellaneous
                                 -------------

          SECTION 11.01.  Supplements and Amendments.  This Agreement may be
                          --------------------------
amended by the Depositor, the Company and the Eligible Lender Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders or in connection with a merger or consolidation of the Depositor in a transaction permitted under the Basic Documents; provided,
                                                                --------
however, that such action shall not, as evidenced by an Opinion of Counsel,
-------
adversely affect in any material respect the interests of any Noteholder or Certificateholder.

          This Agreement may also be amended from time to time by the Depositor, the Company and the Eligible Lender Trustee, with prior written notice to the Rating Agencies, (i) with the consent of the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and (ii) the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any
--------  -------
manner the amount of, or accelerate or delay the timing of, collections of payments on Financed Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of all the outstanding Noteholders and Certificateholders.

          The Eligible Lender Trustee shall furnish 10 Business Days' prior written notification of the substance of any such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

          It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Eligible Lender Trustee may prescribe.

          Promptly after the execution of any amendment to the Certificate of Trust, the Eligible Lender Trustee shall cause the filing of such amendment with the Secretary of State of the State of Delaware. The Eligible Lender Trustee shall furnish the Rating Agencies with 10 Business Days' prior written notice of any amendment to the Certificate of Trust.

          Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Eligible Lender Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee's own rights, duties or immunities under this Agreement or otherwise.

          SECTION 11.02.  No Legal Title to Trust Estate in Certificateholders.
                          ----------------------------------------------------
The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their beneficial ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

          SECTION 11.03.  Limitations on Rights of Others.  Except for Section
                          -------------------------------
2.07, the provisions of this Agreement are solely for the benefit of the Eligible Lender Trustee, the Depositor, the Company, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

          SECTION 11.04.  Notices.  (a)  Unless otherwise expressly specified or
                          -------
permitted by the terms hereof, all notices
shall be in writing (or in the form of facsimile notice, followed by written notice) and shall be deemed given upon receipt by the intended recipient of three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Eligible Lender Trustee shall be deemed given only upon actual receipt by the Eligible Lender Trustee), if to the Eligible Lender Trustee, addressed to its Corporate Trust Office; if to the Depositor, addressed to Signet Bank, 7 North 8th Street, Richmond, Virginia 23219, Attention:
Treasurer, telephone: (804) 771-7060; facsimile: (804) 771-7936; if to the Company, addressed to Signet Student Loan Corporation, 7 North 8th Street,
Richmond, Virginia 23219, Attention: President, telephone:   (804) 771-7814,
with a copy to Signet Bank, 7 North 8th Street, Richmond, Virginia 23219 or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

          (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          SECTION 11.05.  Severability.  Any provision of this Agreement that is
                          ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 11.06.  Separate Counterparts.  This Agreement may be executed
                          ---------------------
by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 11.07.  Successors and Assigns.  All covenants and agreements
                          ----------------------
contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Company, the Eligible Lender Trustee and their respective successors and each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

          SECTION 11.08.  No Petition.  (a)  The Depositor will not at any time
                          -----------
institute against the Trust or the Company any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

          (b) The Eligible Lender Trustee, by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor, the Company or the Trust, or join in any institution against the Depositor, the Company or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

          SECTION 11.09.  No Recourse.  Each Certificateholder by accepting a
                          -----------
Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Seller, the Master Servicer, any Subservicer, the Depositor, the Company, the Administrator, the Eligible Lender Trustee, the Indenture Trustee or any Affiliate thereof or any officer, director or employee of any thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the other Basic Documents.

          SECTION 11.10.  Headings.  The headings of the various Articles and
                          --------
Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

          SECTION 11.11.  Governing Law.  This Agreement shall be construed in
                          -------------
accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                              THE FIRST NATIONAL BANK OF CHICAGO, as Eligible Lender Trustee,

                                by
                                    ____________________________
                                    Name:
                                    Title:


                              SIGNET BANK,
                              Depositor,

                                by
                                    ____________________________
                                    Name:
                                    Title:


                              SIGNET STUDENT LOAN CORPORATION

                                by
                                    ____________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT A
                                                          TO THE TRUST AGREEMENT


                          [FORM OF TRUST CERTIFICATE]

                      SEE REVERSE FOR CERTAIN DEFINITIONS

     Unless this Trust Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THIS TRUST CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW). THIS TRUST CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

     [THIS TRUST CERTIFICATE IS NONTRANSFERABLE EXCEPT IN ACCORDANCE WITH
SECTION 3.10 OF THE TRUST AGREEMENT.]/1/

NUMBER
R-                                           $_________________________
                                              CUSIP NO.


                        SIGNET STUDENT LOAN TRUST 1996-A

                     FLOATING RATE ASSET BACKED CERTIFICATE

     evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of student loans sold to the Trust by Signet Bank.

     (This Trust Certificate does not represent an interest in or obligation of Signet Bank, the Company (as defined below), the Master Servicer, the Eligible Lender Trustee (as defined

_______________________

/1/ To be included only on the Trust Certificates representing the 1% minimum required to be retained by the Company and any Trust Certificates issued in exchange therefor.

     below) or any of their respective affiliates, except to the extent described below.)

          THIS CERTIFIES THAT         is the registered owner of         dollars
non-assessable, fully-paid, fractional undivided interest in the Signet Student Loan Trust 1996-A (the "Trust"), a trust formed under the laws of the State of Delaware by Signet Bank, a Virginia banking corporation (the "Depositor"). The
Trust was created pursuant to a Trust Agreement dated as of [       ], 1996 (the
"Trust Agreement"), among the Depositor, Signet Student Loan Corporation, a Virginia corporation (the "Company"), and The First National Bank of Chicago, a national banking association, not in its individual capacity but solely as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), a summary of certain of the pertinent provisions of which is set forth below.
To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix A to the Administration Agreement
(the "Administration Agreement") dated as of [       ], 1996, among the Trust,
Signet Bank, as Administrator and The Bank of New York, as Indenture Trustee; such Appendix A also contains rules as to usage that shall be applicable herein.

          This Certificate is one of the duly authorized Certificates designated as "Floating Rate Asset Backed Certificates" (herein called the "Trust
Certificates").  Issued under the Indenture dated as of [       ], 1996, between
the Trust and The Bank of New York, a New York banking corporation, as Indenture Trustee, are two classes of Notes designated as "Floating Rate Class A-1 Asset Backed Notes" and "Floating Rate Class A-2 Asset Backed Notes" (collectively, the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of student loans (the "Financed Student Loans"), all moneys received thereunder on or after the Cutoff Date, certain bank accounts and the proceeds thereof and certain other rights under the Trust Agreement, the Loan Sale Agreement and the Master Servicing Agreement and all proceeds of the foregoing. The rights of the holders of the Trust Certificates to the assets of the Trust are subordinated to the rights of the holders of the Notes, as set forth in the Administration Agreement.

          Under the Trust Agreement, there will be distributed on the twenty-fifth day of each month, or if such twenty-fifth day is not a Business Day, the next succeeding Business Day (each an "Interest Payment Date" and each Interest Payment Date in each

[January, April, July and October] also a "Distribution Date"), commencing on [
], 1996 (the first Distribution Date being [       ], 1997), to the person in
whose name this Trust Certificate is registered at the close of business on the twenty-fourth day of the calendar month in which such Interest Payment Date or Distribution Date occurs (the "Record Date") such Certificateholder's fractional undivided interest in the amount to be distributed to Certificateholders on such Interest Payment Date or Distribution Date pursuant to the Administration Agreement.

          Each holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate from Monthly Available Funds, Available Funds and amounts on deposit in the Reserve Account are subordinated to the rights of the Noteholders as described in the Administration Agreement and the Indenture.

          It is the intent of the Seller, the Master Servicer, the Depositor, the Company, the Administrator, the Certificateholders and the Certificate Owners that, for purposes of Federal income, state and local income and franchise and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including each of the Depositor and the Company in its capacity as recipient of distributions from the Reserve Account) will be treated as partners in that partnership. The Company and the other Certificateholders by acceptance of a Trust Certificate (and the Certificate Owners by acceptance of a beneficial interest in a Trust Certificate), agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such tax purposes as partnership interests in the Trust.

          Each Certificateholder or Certificate Owner, by its acceptance of a Trust Certificate or, in the case of a Certificate Owner, a beneficial interest in a Trust Certificate, covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time institute against the Depositor, the Company or the Trust, or join in any institution against the Depositor, the Company or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the other Basic Documents.

          Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Eligible Lender Trustee by wire transfer or by check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon, except that with respect to Trust Certificates registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Certificates have been issued (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Eligible Lender Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for the purpose by the Eligible Lender Trustee in the Borough of Manhattan, The City of New York.

          Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Eligible Lender Trustee or its authenticating agent, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement, the Loan Sale Agreement, the Master Servicing Agreement or the Administration Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Eligible Lender Trustee on behalf of the Trust and not in its individual capacity has caused this Trust Certificate to be duly executed as of the date set forth below.

                         SIGNET STUDENT LOAN TRUST 1996-A

                           by
                              THE FIRST NATIONAL BANK OF CHICAGO, as Eligible Lender Trustee,

                              by
                                ________________________________
                                      Authorized Signatory

Date: [                 ], ____

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.

                         THE FIRST NATIONAL BANK OF CHICAGO,
                         as Eligible Lender Trustee,

                           by
                              _______________________________
                                    Authorized Signatory

                         OR

                         THE FIRST NATIONAL BANK OF CHICAGO,
                         as Eligible Lender Trustee,

                           by
                              FIRST CHICAGO TRUST COMPANY OF NEW YORK, as
                              Authenticating Agent,

                           by
                              _______________________________
                                    Authorized Signatory


Date: [      ], ____

                         [Reverse of Trust Certificate]

          The Trust Certificates do not represent an obligation of, or an interest in, the Seller, the Master Servicer, the Depositor, the Company, the Administrator, the Eligible Lender Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Financed Student Loans (and certain other amounts), all as more specifically set forth in the Master Servicing Agreement and the Administration Agreement. A copy of each of the Master Servicing Agreement, the Administration Agreement, the Loan Sale Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon request.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor and the Company and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor, the Company and the Eligible Lender Trustee with the consent of the holders of the Notes and the Trust Certificates each voting as a class evidencing not less than a majority of the outstanding principal balance of the Notes and the Certificate Balance. Any such consent by the holder of this Trust Certificate shall be conclusive and binding on such holder and on all future holders of this Trust Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Trust Certificates.

          As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Trust Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by The First National Bank of Chicago in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Eligible Lender Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

          The Trust Certificates are issuable only as registered Trust Certificates without coupons in denominations of $1,000 or in integral multiples of $1,000 in excess thereof; provided, however, that the Trust Certificates
                             --------  -------
issued to the Company may be issued in such denominations as to include any residual amount of the Certificate Balance. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Eligible Lender Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

          The Eligible Lender Trustee, the Certificate Registrar and any agent of the Eligible Lender Trustee or the Certificate Registrar may treat the person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and neither the Eligible Lender Trustee nor the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

          The Trust Certificates (including any beneficial interests therein) may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (a "Benefit Plan"). By accepting and holding this Trust Certificate, the Holder and Owner hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

          The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Master Servicing Agreement and the disposition of all property held as part of the Trust. The Seller may at its option purchase the corpus of the Trust at a price specified in the Loan Sale Agreement, and such purchase of the Financed Student Loans and other property of the Trust will effect early retirement of the Trust Certificates; however, such right of purchase is exercisable only as of any Distribution Date on or after the date on which the Pool Balance is less than or equal to 10% of the sum of the Initial Pool Balance and the Pre-Funded Amount as of the Closing Date. In addition, the
Financed Student Loans will be subject to auction on or after the [     200 ]
Distribution Date as and to the extent provided in the Indenture, and the proceeds of any such auction will be applied to effect early retirement of the Notes and Trust Certificates. No assurance can be given as to whether the Indenture Trustee will be successful in selling the Financed Student Loan in an
auction on the [     200 ] Distribution Date or any subsequent Distribution
Date.

          This Trust Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                                   ASSIGNMENT


          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE



_______________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)



_______________________________________________________________________________
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



______________________________________________________________________ Attorney
to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

Dated:
                                        ______________________________*
                                              Signature Guaranteed:


                                        ______________________________*


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B
                                                          TO THE TRUST AGREEMENT


                        Certificate Depository Agreement
                        --------------------------------

                                                                       EXHIBIT C
                                                          TO THE TRUST AGREEMENT


                            CERTIFICATE OF TRUST OF
                        SIGNET STUDENT LOAN TRUST 1996-A
                        --------------------------------


          THIS Certificate of Trust of Signet Student Loan Trust 1996-A (the
"Trust"), dated as of [       ], 1996, is being duly executed and filed by The
First National Bank of Chicago, a national banking association, and ____________________, an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. Code, (S) 3801 et seq.).
                                    ---------           -- ----

          1.  Name.  The name of the business trust formed hereby is SIGNET
              ----
STUDENT LOAN TRUST 1996-A.

          2.  Delaware Trustee.  The name and business address of the trustee of
              ----------------
the Trust resident in the State of Delaware is _____________________________________________________________, Wilmington,
Delaware 19801.

          3.  This Certificate of Trust will be effective [    ], 1996.

          IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.
                              THE FIRST NATIONAL BANK OF CHICAGO, as trustee of the Trust.


                              By__________________________________
                                Name:
                                Title:


                              ____________________________________
                              as trustee.



                              [        ],
                              as trustee


                              ____________________________________

                                      C-2